UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: February 9, 2016
(Date of earliest event reported)

NAUTILUS, INC.
(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17750 SE 6th Way
Vancouver, Washington 98683
(Address of principal executive offices and zip code)
(360) 859-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.
FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Long-Term Incentive Plan Awards for 2016
In a meeting held on February 9, 2016, the Board of Directors of Nautilus, Inc. (the “Company”) approved, upon recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), the following equity compensation awards to certain of the Company’s executive officers:

Officer	Title	Restricted Stock Units	Performance Stock Units
Bruce M. Cazenave	Chief Executive Officer	13,242	13,242
William B. McMahon	Chief Operating Officer	6,982	6,982
Sidharth Nayar	Chief Financial Officer	5,056	5,056
Wayne M. Bolio	SVP, Law & Human Resources, General Counsel	4,789	4,789
Robert O. Murdock	VP, General Manager Direct	4,013	4,013
Jeffery L. Collins	VP, Retail Sales	3,612	3,612
		37,694	37,694

The awards consist of restricted stock unit awards and performance stock unit awards, both granted under the Company’s 2015 Long-Term Incentive Plan. The restricted stock unit awards entitle the grantee to receive the number of common shares set forth beside their name above on the third anniversary of the grant date, subject to the grantee’s continuous employment with the Company through such date. The performance unit awards vest based on achievement of goals established for growth in operating income as a percentage of net revenue and return on invested capital over a three-year performance period. The number of shares vested under the performance unit awards following conclusion of the performance period will be determined based on the level at which the goals are achieved. The number of shares vesting under the performance unit awards can range from 60% of the shares subject to the award, if minimum thresholds are achieved, to a maximum of 150%.

Short-Term Incentive Program Performance Targets for 2016
Also during the meeting held on February 9, 2016, the Compensation Committee of the Board of Directors of the Company established award eligibility and fixed annual performance targets for the below-named officers under the Company’s short-term incentive program. The Company’s short-term incentive program focuses on achievement of certain annual financial goals for operating income and revenue growth, as well as successful execution of key strategic initiatives and achievement of personal performance goals established for the evaluation period.

Under the short-term incentive program, individual plan participants are eligible to receive incentive compensation based on a target percentage of their base salary. The amount payable is determined based upon the weighted average percentage achievement of the financial, strategic and personal performance goals established for the annual plan period. Subject to certain minimum thresholds, achievement below 100% of goal on a combined basis results in payout of less than the target award, and achievement of greater than 100% of goal on a combined basis results in a payout of greater than the target award, with a maximum award of 125% of targeted payout. The target award amount applicable to each of our named executive officers is set forth in the table below:

Officer	Title	Target Award Amount (% of base salary)
Bruce M. Cazenave	Chief Executive Officer	100%
William B. McMahon	Chief Operating Officer	75%
Sidharth Nayar	Chief Financial Officer	60%
Wayne M. Bolio	SVP, Law & Human Resources, General Counsel	50%
Robert O. Murdock	VP, General Manager Direct	50%
Jeffery L. Collins	VP, Retail Sales	50%

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

February 16, 2016	By:	/s/ Wayne M. Bolio
Date		Wayne M. Bolio
SVP, Law & Human Resources, General Counsel

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